UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 23, 2007

Inrob Tech Ltd.
(Exact name of registrant as specified in charter)

Nevada	000-49950	88-0219239
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1515 Tropicana Ave., Ste. 140, Las Vegas, NV	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 795-3601

Copies to:
Marc J. Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
                    Arrangement of a Registrant

On October 23, 2007, InRob Tech Ltd. (the “Company”) entered into an amendment (the “Amendment”) to a subscription agreement (the “Agreement”) dated March 27, 2007, with a group of accredited investors (the “Investors”) that provided for the issuance to the Investors of the Company’s 8% convertible notes in the principal amount of $3,000,000 (the “Notes”). The Notes mature two years from the date of issuance.

Under the terms of the Amendment, the Company is no longer required to register the shares issuable upon conversion of the Notes and exercise of the warrants issued in connection with the Agreement (the “Warrants”). The interest under the Notes was increased to 18% and is deemed to have accrued from the date of issuance of the Notes. The Company will be required to make principal and interest payments under the Notes in common stock only. The exercise price of the warrants was reduced to $0.25 and their expiration date was fixed at the sixth anniversary of the Closing Date.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)       Exhibits

Exhibit Number	Description

10.7   Amendment to Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INROB TECH LTD.

Date: October 29, 2007	/s/ BEN-TSUR JOSEPH
Ben-Tsur Joseph,
Chief Executive Officer